UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

ARCHAEA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450 Houston, Texas 77027	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272

(Registrant’s telephone number, including area code)

500 Technology Drive, Second Floor

Canonsburg, Pennsylvania

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	LFG WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2021, Archaea Energy Inc. (the “Company”) and LFG Acquisition Holdings LLC, a subsidiary of the Company (“Opco”), entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with Aria Renewable Energy Systems LLC, a Delaware limited liability company (“Aria RES”). Pursuant to the Repurchase Agreement, on a weekly basis during the period beginning on November 3, 2021 and ending on the date that is one week after the date on which the Company has received all cash payments from exercises of the Redeemable Warrants (as defined below), the Company will repurchase from Aria RES the number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), equal to all cash received by the Company from exercises of the Redeemable Warrants during the preceding calendar week divided by $17.65 (rounded down to the nearest whole number). Assuming all of the holders of the Redeemable Warrants exercise their warrants for cash prior to the Redemption Date (as defined below), the Company would receive approximately $139.3 million in cash and would repurchase 7,891,991 shares of Class A Common Stock from Aria RES. The holders of the Redeemable Warrants may elect to exercise their Redeemable Warrants by paying the exercise price with cash or may elect to exercise on a “cashless basis,” which would reduce the cash proceeds received by the Company and, correspondingly, the number of shares repurchased from Aria RES. The foregoing description of the Repurchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Repurchase Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

As of November 3, 2021, Aria RES beneficially owns 21,700,232 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 21,700,232 Class A units of Opco (“Opco Class A units”), which it received as partial consideration in the Aria Merger (as defined and further described in the Company’s Current Report on Form 8-K filed on September 21, 2021). Pursuant to the Second Amended and Restated Limited Liability Company Agreement of Opco, at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

In connection with the Aria Merger, upon consummation thereof on September 15, 2021, Aria RES, along with certain other stockholders of the Company, entered into a Stockholders’ Agreement with the Company (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, among other things, (i) Aria RES and certain other parties thereto were granted certain customary registration rights, (ii) Aria RES, its affiliates and their permitted transferees (the “Ares Investor”) have the right to designate one director (the “Aria Director”) for appointment or election to the board of directors of the Company (the “Board”) for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it upon consummation of the Aria Merger (the first date on which the Ares Investors no longer holds such amount, the “Aria Fall-Away Date”), and (iii) until the Aria Fall-Away Date, the Board shall consult with Aria RES (and the other “Aria Holders” as defined in the Stockholders Agreement) regarding the persons to be designated as independent directors. On the Aria Fall-Away Date, the right of the Ares Investor to designate a director shall cease and the term of the then-current Aria Director shall thereupon automatically end. Additionally, pursuant to the Stockholders Agreement, Aria RES and the other Aria Holders are subject to a 180-day lock-up period on transferring their equity interests in the Company and Opco, subject to early expiration based on the per share trading price of the Class A Common Stock, as set forth in the Stockholders Agreement. The Stockholders Agreement generally provides that if, following the consummation of the Aria Merger on September 15, 2021, the last sale price of the Class A Common Stock on the New York Stock Exchange for any 10 trading days within any 15 trading-day period commencing 15 days after the consummation of the Aria Merger exceeds (i) $13.50 per share, then the Aria Holders, together with their permitted transferees, may transfer the equity interests in the Company that they received in the Aria Merger (the “Aria Closing Shares”) during the 180-day lock-up period without restriction in an amount up to one-third of the Aria Closing Shares, (ii) $16.00 per share, then the Aria Holders, together with their permitted transferees, may transfer up to an additional one-third of the Aria Closing Shares in excess of the Aria Closing Shares described in the foregoing clause (i) (i.e., up to two-thirds of the Aria Closing Shares in the aggregate) without restriction, and (iii) $19.00 per share, then the Aria Holders, together with their permitted transferees, may transfer any of the Aria Closing Shares without restriction. The Stockholders Agreement is further described in the Company’s Current Report on Form 8-K filed on September 21, 2021 and a copy thereof is filed therewith as Exhibit 10.13.

Item 8.01 Other Events.

On November 4, 2021, the Company delivered a Notice of Redemption (the “Notice of Redemption”) calling for the redemption (the “Redemption”) of (i) all of its publicly held warrants to purchase shares of Class A Common Stock (the “Public Warrants”), which were issued under the Warrant Agreement, dated October 21, 2020 (the “Warrant Agreement”), by and among the Company, Opco and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’s initial public offering (the “IPO”), that remain outstanding at 5:00 p.m., New York City time, on December 6, 2021 (the “Redemption Date”) and (ii) all of its warrants to purchase shares of Class A Common Stock that were issued under the Warrant Agreement to Atlas Point Energy Infrastructure Fund, LLC in a private placement simultaneously with the consummation of the Company’s business combination on September 15, 2021 (the “Forward Purchase Warrants” and, together with the Public Warrants, the “Redeemable Warrants”) that remain outstanding at 5:00 p.m., New York City time, on the Redemption Date, in each case for a redemption price of $0.10 per warrant. A copy of the Notice of Redemption is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Warrants to purchase shares of Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the closing of the IPO are still held by the initial holders thereof or their permitted transferees and thus are not subject to the Redemption.

On November 4, 2021, the Company issued a press release announcing the Redemption. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the Notice of Redemption attached hereto as Exhibit 99.1 or the press release attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and none shall constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Share Repurchase Agreement, dated November 3, 2021, by and between Archaea Energy Inc., LFG Acquisition Holdings LLC and Aria Renewable Energy Systems LLC.

99.1	Notice of Redemption dated November 4, 2021.

99.2	Press release dated November 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2021

ARCHAEA ENERGY INC.

By:	/s/ Lindsay Ellis
Name:	Lindsay Ellis
Title:	General Counsel and Secretary

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